Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
Raymond Chabot Grant Thornton L.L.P. Suite 2000 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

We have issued our report dated February 28, 2025, with respect to the consolidated financial statements in the Annual Report of Hut 8 Corp. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statement of Hut 8 Corp. on Form S-8.

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Québec, Canada
June 18, 2025

Member of Grant Thornton International Ltd	rcgt.com